As filed with the Securities and Exchange Commission on November  __, 1999
                                             Registration No. __________________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      Under
                           The Securities Act of 1933

                                   ----------

                                 MICROMUSE INC.

             (Exact name of registrant as specified in its charter)

                Delaware                                   75-2649505
        (State or other jurisdiction                      (IRS Employer
      of incorporation or organization)                Identification No.)

                               139 Townsend Street
                         San Francisco, California 94107

               (Address of principal executive offices) (Zip Code)

                                   ----------

                                 MICROMUSE INC.
                      1997 Stock Option/Stock Issuance Plan
                1998 Non-Officer Stock Option/Stock Issuance Plan
                        1998 Employee Stock Purchase Plan
                      Stock Option Agreement for Greg Brown
       Warrant Agreement to Purchase Stock for Heidrick & Struggles, Inc.
                            (Full title of the Plans)

                                   ----------

                                Gregory Q. Brown
                      Chairman and Chief Executive Officer
                                 MICROMUSE INC.
                               139 Townsend Street
                         San Francisco, California 94107

                     (Name and address of agent for service)
                                 (415) 538-9090

          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=================================================================================================================
       Title of                                            Proposed Maximum        Proposed Maximum
      Securities                               Amount         Offering                  Aggregate      Amount of
        to be                                  to be            Price                   Offering     Registration
      Registered                            Registered(1)    per Share(2)               Price(2)         Fee
      ----------                            ----------       ---------                  --------         ---
1997 Stock Option/Stock Issuance Plan

Options to purchase Common Stock          1,608,121              N/A                N/A                N/A

Common Stock (par value $.01)             1,608,121 shares       $105.13            $169,061,760.70    $46,999.17

1998 Non-Officer Stock
Option/Stock Issuance Plan

Options to purchase Common Stock          600,000                N/A                N/A                N/A

Common Stock (par value $.01)             600,000 shares         $105.13            $63,078,000        $17,535.68

1998 Employee Stock Purchase Plan

Rights to purchase Common Stock           160,000                N/A                N/A                N/A

Common Stock (par value $.01)             160,000 shares         $105.13            $16,820,800        $4,676.18

- -----------------------------------------------------------------------------------------------------------------

Stock Option Agreement for Greg Brown

Options to purchase Common Stock          320,000                N/A                N/A                N/A

Common Stock (par value $.01)             320,000 shares         $105.13            $33,641,600        $9,362.36

Warrant Agreement to Purchase Stock for
Heidrick & Struggles, Inc.

Rights to purchase Common Stock           26,667                 N/A                N/A                N/A

Common Stock (par value $.01)             26,667 shares          $105.13            $2,803,501.74      $779.37
- -----------------------------------------------------------------------------------------------------------------

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1997 Stock Option/Stock Issuance Plan, 1998 Non-Officer Stock Option/Stock Issuance Plan, 1998 Employee Stock Purchase Plan, Stock Option Agreement for Greg Brown, and the Warrant Agreement to Purchase Stock for Heindricks & Struggles, Inc. by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Common Stock of Micromuse Inc.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of high and low prices per share of Common Stock of Micromuse Inc. on November 8, 1999.

                                     PART II

               Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference

      Micromuse Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

      (a) The Registrant's annual report on Form 10-K filed with the SEC on December 29, 1998 for the fiscal year ended on September 30, 1998, and any amendments thereto;

      (b) The Registrant's quarterly report on Form 10-Q filed with the SEC on August 5, 1999 for fiscal quarter ended on June 30, 1999, and any amendments thereto;

      (c) The Registrant's quarterly report on Form 10-Q filed with the SEC on May 17, 1999 for fiscal quarter ended on March 31, 1999, and any amendments thereto;

      (d) The Registrant's quarterly report on Form 10-Q filed with the SEC on February 11, 1999 for fiscal quarter ended on December 31, 1998, and any amendments thereto; and

      (e) The description of the Registrant's outstanding Common Stock contained in the Registrant's Registration Statement No. 0-23783 on Form 8-A filed with the SEC on February 12, 1998 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), including any amendment or report filed for the purpose of updating such description.

      All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities

      Not Applicable.

Item 5. Interests of Named Experts and Counsel

      Not Applicable.

Item 6. Indemnification of Directors and Officers

      Section 145 of the Delaware General Corporation Law authorizes a court to award or a corporation's board of directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "1933 Act"). Article IX, Section 1, of the Registrant's Bylaws provides for mandatory indemnification of its directors and officers and permissible indemnification of employees and other agents to the maximum extent permitted by the Delaware General Corporation Law. The Registrant's Restated Certificate of Incorporation provides that, pursuant to Delaware law, its directors shall not be liable for monetary damages for breach of the directors' fiduciary duty as directors to the Company and its stockholders. This provision in the Restated Certificate of Incorporation does not eliminate the directors' fiduciary duty, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Company for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Registrant has entered into Indemnification Agreements with its officers and directors. The Indemnification Agreements provide the Registrant's officers and directors with further indemnification to the maximum extent permitted by the Delaware General Corporation Law.

      The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Registrant has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.

Item 7. Exemption from Registration Claimed

      Not Applicable.

Item 8. Exhibits

Exhibit Number    Exhibit
- --------------    -------

      4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-23783 on Form 8-A, which is incorporated herein by reference pursuant to
                  Item 3(b) of this Registration Statement.

      5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

      23.1        Consent of KPMG LLP, Independent Accountants.

      23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.

      24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

Item 9. Undertakings

            A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and
      (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1997 Stock Option/Stock Issuance Plan, 1998 Non-Officer Stock Option/Stock Issuance Plan, 1998 Employee Stock Purchase Plan, Stock Option Agreement for Greg Brown, and/or Warrant

      Agreement to Purchase Stock for Heindrick & Struggles, Inc.

            B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California on this 8th day of November, 1999.

                                      MICROMUSE INC.


                                      By: /s/ Gregory Q. Brown
                                          --------------------------------------
                                          Gregory Q. Brown
                                          Chairman and Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

      That the undersigned officers and directors of Micromuse Inc., a Delaware corporation, do hereby constitute and appoint Gregory Q. Brown and Stephen A. Allott, and either of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and either one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and either of the undersigned hereby ratifies and confirms all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

      IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                 Title                                     Date
- ---------                 -----                                     ----


/s/ Gregory Q. Brown     Chairman and Chief Executive Officer   November 8, 1999
- -----------------------  (Principal Executive Officer)
Gregory Q. Brown


/s/ Stephen A. Allott    President and Chief Financial Officer  November 8, 1999
- -----------------------  (Principal Financial and
Stephen A. Allott        Accounting Officer)

/s/ David C. Schwab         Director                            November 8, 1999
- --------------------------
David C. Schwab


/s/ Michael E. W. Jackson   Director                            November 8, 1999
- --------------------------
Michael E. W. Jackson


/s/ Kathleen Wallman        Director                            November 8, 1999
- --------------------------
Kathleen Wallman

                                 EXHIBIT INDEX

Exhibit Number    Exhibit
- --------------    -------

      4 Instruments Defining Rights of Stockholders. Reference is made to Registrant's Registration Statement No. 0-23783 on Form 8-A, which is incorporated herein by reference pursuant to
                  Item 3(b) of this Registration Statement.

      5 Opinion and consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP.

      23.1        Consent of KPMG LLP, Independent Accountants.

      23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP is contained in Exhibit 5.

      24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.